FIRST AMENDMENT
            TO AMENDED AND RESTATED CREDIT AGREEMENT

     This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment"), dated as of March 28, 1996, is entered into by and among KASH N' KARRY FOOD STORES, INC., a Delaware corporation (the "Company"), each of the lenders that is a signatory to this Amendment (collectively, the "Lenders") and THE CIT GROUP/BUSINESS CREDIT, INC., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and amends that certain Amended and Restated Credit Agreement dated as of December 19, 1995 among the Company, the Lenders and the Administrative Agent (as the same is in effect immediately prior to the effectiveness of this Amendment, the "Existing Credit Agreement" and as the same may be amended, supplemented or modified and in effect from time to time, the "Credit Agreement"). Capitalized terms used and not otherwise defined in this Amendment shall have the same meanings in this Amendment as set forth in the Credit Agreement, and the rules of interpretation set forth in Section 1.05 of the Credit Agreement shall be applicable to this Amendment.

                             RECITAL

     The Company has request that the Lenders amend certain covenants and consent to certain actions under the Existing Credit Agreement, and the Lenders are willing to agree to so amend the Existing Credit Agreement and to give such consent all on the terms and subject to the conditions set forth below.

                            AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     SECTION 1.     Amendments.    On the terms of this Amendment
and subject to the satisfaction of the conditions precedent set forth below in Section 3, the Existing Credit Agreement shall be amended as follows:

          (a) Section 8.12 of the Existing Credit Agreement is amended by inserting the parenthetical phrase "(or $36,000,000 solely with respect to the Company's fiscal year ending in July of 1996)" immediately following the figure $30,000,000 in clause
(a) of Section 8.12.

          (b) Section 8.13 of the Existing Credit Agreement is amended to read in its entirety as follows:

         "8.13 Lease Obligations. The aggregate obligations of the Company and its Consolidated Subsidiaries for the payment of rent for any Property under operating leases or agreements to lease (including pursuant to any such arrangements with the Trusts) shall not exceed $32,000,000 during any fiscal year of the Company."

     SECTION 2. Consent. On the terms hereof and subject to the satisfaction of the conditions precedent set forth below in Section 3, the Lenders consent and agree that, for purposes of
Section 2.10(c) of the Credit Agreement:

          (a)  the Commitments shall not be subject to
automatic reduction as otherwise set forth in such section upon the Disposition by the Company pursuant to Section 8.05 of the Credit Agreement of (i) the Company's fee interest in Store Nos. 702, 878, 886 and 891, (ii) the beneficial interest of the Company in the Trusts that are or become the fee owners of Store Nos. 702, 886 and 891 in connection with any Disposition referred to in clause (i) above, (iii) improvements relating to the Company's Store No. 722 and (iv) certain raw land owned by the Company in Hillsborough County, Florida that the Company commonly refers to as the "Dale Mabry/Lambright Land" or "Store No. 734" (and the Company agrees that the Net Available Proceeds of all such Dispositions shall promptly be paid to the Administrative Agent and applied to the prepayment of the Revolving Credit Loans as set forth in Section 2.10(d)(i) of the Credit Agreement); and

          (b)  the Net Available Proceeds of any such
Disposition referred to in clause (a) above as well as any Dispositions made by the Company during the period after the Restatement Effective Date and prior to the Amendment Effective Date (collectively, the "Designated Dispositions") shall be deemed to be zero solely for purposes of determining whether Commitment reductions (but not prepayments) are required to be made pursuant to Section 2.10(c) of the Credit Agreement in connection with Dispositions other than the Designated Dispositions.

     SECTION 3. Conditions to Effectiveness. The amendments and consent set forth in Sections 1 and 2 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent on or prior to March 29, 1996 (the date of satisfaction of all such conditions being referred to as the "Amendment Effective Date"):

          (a) On or before the Amendment Effective Date, the Company shall deliver to the Administrative Agent, on behalf of the Lenders, the following described documents (each of which shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel):

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
                    (i)       This Amendment, duly executed and
     delivered by the Company, the Lenders and the Administrative
     Agent;

                    (ii) Any and all documents and instruments required to be delivered on or before the Amendment
     Effective Date pursuant to Section 8.18 of the Credit
     Agreement; and

                     (iii)     Such other documents, instruments,
     approvals or opinions as the Administrative Agent, any Lender or special counsel to the Administrative Agent may reasonably request.

          (b) On or before the Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Amendment, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents, opinions, certificates and evidence as they may reasonably request.

          (c) All governmental actions or filings necessary for the execution, delivery and performance of this Amendment shall have been made, taken or obtained, and no order, statutory rule, regulation, executive order, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or other governmental entity which prohibits or restricts the transactions contemplated by this Amendment nor shall any action have been commenced or threatened seeking any injunction or any restraining or other order to prohibit, restrain, invalidate or set aside the transactions contemplated by this Amendment.

          (d) The representations and warranties set forth in this Amendment shall be true and correct as of the Amendment
Effective Date.

     SECTION 4. The Company's Representations and Warranties. In order to induce the Lenders to enter into this Amendment and to give the consent and to amend the Existing Credit Agreement in the manner provided in this Amendment, the Company represents and warrants to each Lender as of the Amendment Effective Date as follows:

          (a)  Power and Authority.     The Company has all
requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Existing Credit Agreement as amended by this Amendment (hereafter referred to as the "Amended Credit Agreement").
          (b) Authorization of Agreements. The execution and delivery of this Amendment by the Company, and the performance of the Amended Credit Agreement by the Company have been duly authorized by all necessary action, and this Amendment has been duly executed and delivered by the Company.

          (c)  Enforceability.     The Amended Credit Agreement
constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general. The enforceability of the Company's obligations hereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d)  No Conflict.   The execution and delivery by
the Company of this Amendment and the performance by the Company of the Amended Credit Agreement do not and will not
(i) contravene, in any material respect, any provision of any law, regulation, decree, ruling, judgment or order that is applicable to the Company or its properties or other assets,
(ii) result in a breach of or constitute a default under the charter or bylaws of the Company or any material agreement, indenture, lease or instrument binding upon it, or its properties or other assets or (iii) result in the creation or imposition of any Liens on its Properties or Collateral other than as permitted under the Credit Agreement.

          (e)  Governmental Consents.   No authorization or
approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Amendment.

          (f) Representations and Warranties in the Credit Agreement. The Company confirms that as of the Amendment Effective Date the representations and warranties contained in
Section 7 of the Credit Agreement are (before and after giving effect to this Amendment) true and correct in all material respects (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date) and that no Default has occurred and is continuing.

     SECTION 5.     Miscellaneous.

          (a)  Reference to and Effect on the Existing
Credit Agreement and the Other Basic Documents.

                    (i)  Except as specifically amended by this
     Amendment and the documents executed and delivered in connection herewith, the Existing Credit Agreement and the

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
     other Basic Documents shall remain in full force and effect and are hereby ratified and confirmed.

                    (ii)  The execution and delivery of this
     Amendment and performance of the Amended Credit Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Lenders under, the Existing Credit Agreement or any of the other Basic Documents.

                    (iii) Upon the conditions precedent set forth herein being satisfied, this Amendment shall be construed as one with the Existing Credit Agreement, and the Existing Credit Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

          (b) Fees and Expenses. The Company acknowledges that all costs, fees and expenses incurred in connection with this Amendment will be paid in accordance with Section 11.03 of the Existing Credit Agreement.

          (c) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          (d) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (e)  Governing Law. This Amendment shall be
governed by and construed according to the laws of the State of New York.













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
     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.


                              KASH N' KARRY FOOD STORES, INC., a
                              Delaware corporation

                              By:/s/ Richard D. Coleman
                                 _______________________________
                              Title: Sr. V-P, Administration


                              LENDERS

                              THE CIT GROUP/BUSINESS CREDIT, INC.

                              By:/s/ Guy Fuchs
                                 _______________________________
                              Title: V.P.


                              HELLER FINANCIAL, INC.

                              By:/s/ Dwayne L. Coker
                                 _______________________________
                              Title: Vice President


                              NATWEST BANK, N.A.

                              By:/s/ Therese M. Earley
                                 _______________________________
                              Title: V.P.


                              ADMINISTRATIVE AGENT

                              THE CIT GROUP/BUSINESS CREDIT,
                              INC., as Administrative Agent

                              By:/s/ Guy Fuchs
                                 _______________________________
                              Title: V.P.








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